                                                                      EXHIBIT 21

                  SUBSIDIARIES OF INSITUFORM TECHNOLOGIES, INC.

         The following table sets forth certain information as of December 31, 2003 concerning the Company and its subsidiaries. Unless otherwise indicated, all securities of such subsidiaries are owned by the Company:

                                                                                  % of
                                                Place of                          Voting
Name                                            Incorporation                   Securities
----                                            -------------                   ----------
Affholder, Inc.                                 Missouri                         100
INA Acquisition Corp.                           Delaware                         100
Insituform Belgium                              Belgium                          100   (2)
Insituform France, S.A.                         France                            99.9 (1)
Insituform Holdings (UK) Limited                United Kingdom                   100   (1)
Insituform Linings Plc.                         United Kingdom                    75   (2)
Insituform (Netherlands) B.V.                   Netherlands and Delaware         100   (1)
Insituform Rioolrenovatietechnieken B.V.        Netherlands                      100   (3)
Insituform Technologies Iberica SA              Spain                            100   (1)
Insituform Technologies Limited                 Alberta, Canada                  100
Insituform Technologies Limited                 United Kingdom                   100   (2)
Insituform Technologies USA, Inc.               Delaware                         100
Ka-Te Insituform AG                             Switzerland                      100
Kinsel Industries, Inc.                         Texas                            100
Video Injection S.A.                            France                            99.6 (1)

         Other subsidiaries of the Company are not named in the table above. Such unnamed subsidiaries considered in the aggregate as a single subsidiary would not constitute a significant subsidiary.

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(1)      Securities are owned by INA Acquisition Corp.

(2)      Securities are owned by Insituform Holdings (UK) Limited.

(3)      Securities are owned by Insituform (Netherlands) B.V.